UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               FORM 8-K


                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: July 24, 2002


                            _______________


                          EOG RESOURCES, INC.
        (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)

          333 Clay
         Suite 4200                                77002
       Houston, Texas                            (Zip code)
    (Address of principal
     executive offices)


                            713/651-7000
        (Registrant's telephone number, including area code)

EOG RESOURCES, INC.

Item 5.  Other Events

I.  Proxy Statement Correction

     The 2001 Salary for the Named Officers of EOG Resources,
Inc. ("EOG") was understated due to an inadvertent omission of approximately half of the salary deferrals into the EOG
Resources, Inc. 1996 Deferral Plan.

        Name                    Principal Position             Reported Salary    Correct Salary
 ---------------------  ------------------------------------   ---------------    --------------
 Mark G. Papa           Chairman and Chief Executive Officer      $647,577           $664,808
 Edmund P. Segner, III  President and Chief of Staff              $435,239           $449,239
 Loren M. Leiker        Executive Vice President,                 $262,692           $297,692
                        Exploration & Development
 Gary L. Thomas         Executive Vice President,                 $264,038           $297,692
                        North America Operations
 Barry Hunsaker, Jr.    Senior Vice President and                 $246,885           $284,039
                        General Counsel

II.  Enron Corp. Mandatorily Exchangeable Notes

     As discussed in more detail in Item 1 of EOG's Form 10-K for the fiscal year ended December 31, 1999, under the heading "Relationship Between the Company and Enron Corp.", following the closing on August 16, 1999, of the Share Exchange between EOG and Enron Corp. ("Enron"), Enron issued promissory notes that are mandatorily exchangeable at maturity into a maximum of 11.5 million shares of EOG common stock, which constituted all of Enron's remaining shares in EOG on the date the notes were issued.
According to the prospectus for the notes, the notes are unsecured general corporate obligations of Enron. The maturity date for the notes is July 31, 2002. In light of Enron's bankruptcy, EOG believes it is unlikely that the notes will be exchanged for EOG common stock.

     According to filings with the Securities and Exchange Commission, the 11.5 million shares of EOG common stock formerly held by Enron are currently held by an affiliate of Enron. The bankruptcy judge in the Enron bankruptcy case has authorized the sale of the 11.5 million shares of EOG common stock in a manner specified in the judge's order, with the proceeds to be placed into escrow. The timing of the sale is to be determined by a committee of interested parties that does not include EOG. The entire 11.5 million shares have been included in EOG's outstanding common shares.

Item 9.  Regulation FD Disclosure

I.  Second Quarter 2002

     The forecast items for second quarter 2002 set forth below for EOG are based on current available information and expectations as of the date of this document, and replace the guidance for these items issued on Form 8-K on April 29, 2002.

     Estimates are provided in the attached table.

II. 2002 Natural Gas and Crude Oil Financial Price Swap and
Physical Contracts

(a)  2002 Financial Price Swap Contracts:

     o Natural Gas Financial Price Swap Contracts - Tabulated below is a summary of EOG's 2002 natural gas financial price swap contracts. EOG accounts for these swap contracts under mark-to-market accounting.
                                    Average Price    Volume
                                      ($/MMBtu)     (MMBtud)
                                    -------------   --------
              January (closed)         $ 3.21       140,000
              February (closed)        $ 3.13       190,000
              March (closed)           $ 3.13       140,000
              April and May (closed)   $ 2.74       390,000
              June (closed)            $ 2.76       203,333
              July (closed)            $ 3.19       100,000
              August through October   $ 3.21       100,000
              November and December    $ 3.35        75,000

     o Crude Oil Financial Price Swap Contracts - EOG has contracts in place covering notional volumes of two thousand barrels of oil per day at a price of $21.50 per barrel for the period
       March 2002 through December 2002. Crude oil financial price swap contracts for the period March 2002 through June 2002 are closed. EOG accounts for these swap contracts under mark-to-market accounting.

(b)  2002 Natural Gas Physical Contracts:

     Tabulated below is a summary of EOG's 2002 forward natural gas physical contracts beyond the prompt month at the time entered with fixed price and fixed volume terms. In the future, EOG plans only to report physical contracts beyond the forward two months. EOG considers physical contracts within this time frame to be within the ordinary marketing of production. These physical volumes are recorded as natural gas sales and therefore are included in the average realized natural gas prices for the period.

                                   Average Price  Approximate Volume
                                     ($/MMBtu)        (MMBtud)
                                   -------------  ------------------
            United States
     -----------------------------
     January and February (closed)    $ 3.03           95,000
     May (closed)                     $ 2.63          106,000
     July                             $ 3.25          103,000
     August and September             $ 3.14          107,000
     October                          $ 2.47          107,000


               Canada
     ------------------------------
     January through March (closed)   $ 3.34           25,000
     April through June (closed)      $ 3.19           34,000
     July through December            $ 3.33           25,000

III. Price Risk Management Activities

     For the second quarter of 2002, EOG anticipates a gain from outstanding mark-to-market commodity financial price swaps of $0.7 million compared to a gain of $36.8 million for the prior year period. During the same period, net cash outflows from outstanding commodity price swaps were $19.8 million compared to net cash inflows of $0.7 million for the comparable period in 2001.

IV.  Full Year 2002 Production

     The full year total equivalent production range, as previously forecast on Form 8-K on April 29, 2002, remains in effect at this time and is expected to be further updated on or about August 12, 2002. However, due to current weak basis (location) differentials in the

Western United States and Canadian basins, and the possible voluntary reduction of production as a result, it is possible that actual production will be less than the current full year forecast as well as any future full year forecast.


V.  Forward-Looking Statements

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates; the extent and effect of any hedging activities engaged in by EOG; the extent of the EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to such activities; and financial market conditions.
In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.


Definitions
-----------
     $/Bbl     US Dollars per barrel
     $/MMBtu   US Dollars per million British thermal units
     $/Mcf     US Dollars per thousand cubic feet
     MMBtud    Million British thermal units per day
     MMcfd     Million cubic feet per day
     Mbd       Thousand barrels per day
     WTI       West Texas Intermediate
     NYMEX     New York Mercantile Exchange








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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  EOG RESOURCES, INC.

Date: July 24, 2002               By:  /s/ TIMOTHY K. DRIGGERS
                                     ---------------------------
                                        Timothy K. Driggers
                                     Vice President, Accounting
                                      and Land Administration
                                    (Principal Accounting Officer)

                       EOG Resources, Inc.
                        Estimated Ranges

                                                  2Q 2002
                                           -----------------------
Daily Production
  Natural Gas (MMcfd)
   United States                                625  -   630
   Canada                                       155  -   160
   Trinidad                                     110  -   115
   Total                                        890  -   905

  Crude Oil (Mbd)
   United States                               19.0  -  19.5
   Canada                                       1.8  -   2.0
   Trinidad                                     1.8  -   2.0
   Total                                       22.6  -  23.5

  Natural Gas Liquids (Mbd)
   United States                                2.5  -   3.0
   Canada                                       0.5  -   1.0
   Total                                        3.0  -   4.0

Pricing
  Natural Gas ($/Mcf)
   Differentials*
     United States - below NYMEX Henry Hub    $0.30  - $0.35
     Canada - below NYMEX Henry Hub           $0.60  - $0.65
   Realizations
     Trinidad                                          $1.27

  Crude Oil ($/Bbl)
   Differentials
     United States - below WTI                $1.35  - $1.45
     Canada - below WTI                       $2.30  - $2.35
     Trinidad - below WTI                     $1.75  - $1.80



*  Natural gas differentials include the effect of physical contracts.